Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Brent Suen, the Chief Financial Officer of Weyland Tech, Inc.. (the “Company”), DOES HEREBY CERTIFY that:

     1. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, each of the undersigned has executed this statement this 20th day of November, 2018.

/s/ Brent Suen
Brent Suen
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Weyland Tech, Inc. and will be retained by Weyland Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.